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EXHIBIT 23.3

CONSENT OF INDEPENDENT

CERTIFIED PUBLIC ACCOUNTANTS

    We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated January 15, 2001, relating to the financial statements of Switchboard Apparatus, Inc., which is contained in that Prospectus.

    We also consent to the reference to us under the caption "Experts" in the Prospectus.

                      /s/ BDO SEIDMAN, LLP

Chicago, Illinois
August 10, 2001

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS